UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 28, 2019

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street Mount Horeb, Wisconsin 53572
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of President and Chief Executive Officer

On August 28, 2019, Stephanie L. Pugliese resigned as the President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of Duluth Holdings Inc. (the “Company”) effective as of August 29, 2019.

Appointment of Chief Executive Officer

On August 30, 2019, the Board appointed Stephen L. Schlecht as the Company’s Chief Executive Officer.  Mr. Schlecht currently serves as the Company’s Executive Chairman.  Mr. Schlecht’s biography is set forth following Part I, Item 4 of the Company’s Form 10-K, filed with the Securities and Exchange Commission on April 19, 2019, which information is incorporated herein by reference.  Mr. Schlecht’s compensation did not change in connection with his appointment to this position.  Since January 29, 2018, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Schlecht had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K, except as disclosed under the heading “Certain Relationships and Related Party Transactions” in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 26, 2019, which information is incorporated herein by reference.

The Company’s press release announcing the foregoing resignation and appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: September 4, 2019	By: /s/ David Loretta
David Loretta Senior Vice President and Chief Financial Officer

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